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                                   EXHIBIT 5

                  OPINION OF SILVER, FREEDMAN & TAFF, L.L.P.
               AS TO LEGALITY OF THE SECURITIES BEING REGISTERED
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                [LETTERHEAD OF SILVER, FREEDMAN & TAFF L.L.P.]






                                 May 23 , 1996
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Roosevelt Financial Group, Inc.
900 Roosevelt Parkway
Chesterfield, Missouri 63017

     Re:  Registration Statement on Form S-4

Members of the Board of Directors:

     We have examined (i) the Agreement and Plan of Merger and Reorganization by and among Roosevelt Financial Group, Inc. (the "Company"), Roosevelt Bank, Sentinel Financial Corporation and Sentinel Federal Savings and Loan Association of Kansas City (the "Merger Agreement"), (ii) the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the public offering prospectus (the "Prospectus"), relating to the issuance by the Company of up to 850,000 shares of common stock, par value $.01 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus, (iii) the Company's Certificate of Incorporation and Bylaws and (iv) records of the Company's corporate proceedings relative to its organization and to the issuance of the Common Stock.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

     Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, upon issuance, against payment therefor as contemplated in the Merger Agreement, legally issued, fully paid and non-assessable.

     We consent to the use of this opinion, to the incorporation by reference of such opinion as an exhibit to the Registration Statement and to the reference to our firm and our opinion under the heading "Legal Matters" in the Registration Statement filed by the Company, and all amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Silver, Freedman & Taff, L.L.P.
                                          SILVER, FREEDMAN & TAFF, L.L.P.